Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

QUOIN PHARMACEUTICALS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value per share (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”) (5)	Rule 457(o)	—	—	$7,000,000	(3)	$0.00014760	$1,034
Equity	Pre-Funded Warrants to purchase Ordinary Shares represented by ADSs	Rule 457(g)	—	—		$(4)	—
Equity	Ordinary Shares represented by ADSs issuable upon exercise of the Pre-Funded Warrant	Rule 457(o)	—	—		$(3)	—
Equity	Series D Warrants to purchase shares of Ordinary Shares represented by ADSs	Rule 457(g)	—	—		$(4)	—
Equity	Ordinary Shares represented by ADSs issuable upon exercise of the Series D Warrants	Rule 457(o)	—	—	$7,000,000		$0.00014760
Equity	Series E Warrants to purchase Ordinary Shares represented by ADSs	Rule 457(g)	—	—		$(4)	—
Equity	Ordinary Shares represented by ADSs issuable upon exercise of the Series E Warrant	Rule 457(o)	—	—	$7,000,000		$0.00014760	$1,034

Total Offering Amounts					$21,000,000			$3,102
Total Fees Previously Paid								—
Total Fee Offsets
Net Fee Due								$3,102

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of Ordinary Shares represented by ADSs proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Ordinary Shares represented by ADSs and Pre-Funded Warrants (including the Ordinary Shares represented by ADSs issuable upon exercise of the Pre-Funded Warrants), if any, is $7,000,000.

(4)

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Ordinary Shares represented by ADSs issuable upon exercise of the warrants.

(5)

American Depositary Shares (“ADSs”) issuable upon deposit of ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-212698) filed with the Securities and Exchange Commission. Each ADS represents one Ordinary Shares.